Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Yizhao Zhang	Mr. Crocker Coulson
CFO	President
Shengtai Pharmaceutical, Inc.	CCG Elite Investor Relations
Tel: +86- 536-629-5728	Tel: +1-646-213-1915 (NY Office)
E-mail: shengtaicfo@hotmail.com	E-mail: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Shengtai Pharmaceutical, Inc. Reports Strong Second Quarter Results
of Fiscal Year 2008

Weifang, Shandong Province, China - February 14, 2008 - Shengtai Pharmaceutical, Inc. (OTC Bulletin Board: SGTI.OB) (“Shengtai Pharmaceutical” or “the Company”), a leading manufacturer and distributor of high-quality, pharmaceutical grade glucose products in China, today reported financial results for the three months ended December 31, 2007.

Second Quarter of Fiscal 2008 Highlights

•	Net sales increased 102.7% to $25.0 million
•	Gross profit rose 91% to $5.9 million
•	Gross profit margin was 23.5%
•	Operating income increased 121.2% to $4.1 million
•	Net income increased 97% to $3.1 million
•	Weighted avg. diluted shares outstanding were 20.3 million vs. 10.1 million
•	Fully diluted EPS was $0.15 versus $0.16

Second Quarter of Fiscal 2008 Results

For the second quarter of fiscal 2008, net revenues increased 102.7% to $25.0 million from $12.3 million for the second quarter of fiscal 2007. This increase was largely due to more cornstarch production, higher product prices, diversification of product lines and the expansion of higher-value products.

The Company raised the sales of cornstarch, which constituted a higher proportion of total sales revenue compared to the same reporting period last year. Although cornstarch had a lower gross profit margin, the Company nevertheless increased its production to generate necessary working capital and funds for construction of its new glucose complex.

In addition to its  pharmaceutical glucose series of products and cornstarch, the Company also produced significant amounts of other non-medicinal glucose or cornstarch related products. The sales revenues generated from these products were approximately 5.9 times of those the same period last year, and constituted approximately 26.6% of its total sales revenues for the six months ended December 31, 2007.

“We continued to see strong growth in second quarter of fiscal 2008,” said Chairman and CEO, Mr. Qingtai Liu. “Our revenues and net income kept growing dramatically during this quarter due to higher glucose product prices, increased cornstarch production and sales, improved sales of higher value products and the benefits from our vertically integrated production line. We believe that through manufacturing innovative products to meet market demand, we would be able to command better profit margins, diversify our product lines and minimize our operating risks.”

Gross profit for the three months ended December 31, 2007 was $5.9 million, an increase of 91% from $3.1 million for the same period of the prior year. Gross margin for the second quarter of fiscal 2008 was 23.5%. The increased gross profit was mostly due to economies of scale resulting from the expansion of production output and enhanced operating efficiencies. Although product cost increased as a result of commodity price increases and other raw material price increases, the selling price was higher than the price increase of raw materials, thus making its gross profit higher.

Selling, general and administrative expenses for the three months ended December 31, 2007 were $1.8 million, an increase of $0.9 million, or 89.4% compared with the corresponding period in 2006. The increase in selling, general and administrative expenses was the result of the increase of our production output, expansion of its domestic sales network and increased shipping costs due to higher sales of cornstarch.

Shengtai Pharmaceutical’s operating income in the three months ended December 31, 2007 increased 121.2% to $4.1 million from $1.8 million in the prior year, while the operating margin increased to 16.2% from 14.9%.

Net income for the three months ended December 31, 2007 was $3.1 million, an increase of $1.5 million, or 97% compared with the corresponding period in 2006. The increase in net income was due to an increase in our product prices, sales volume and the introduction of new products. Weighted average diluted earnings per share were $0.15 for the three months ended December 31, 2007, compared to $0.16 for the three months ended December 31, 2006. The higher share count in the second fiscal quarter of 2008 was due to a private placement of stock in May 2007.

Financial Condition

As of December 31, 2007, Shengtai Pharmaceutical had cash and restricted cash of $2.9 million and working deficit of $14.7 million. During the three months ended December 31, 2007, the Company generated $9.6 million in cash flow from operations. As of December 31, 2007, the Company had $36.2 million in total debt, and $38.9 million of shareholders’ equity.

Business Outlook

Shengtai Pharmaceutical’s new cornstarch production facility, with a maximum production capacity of 240,000 metric tons per year, was completed at the end of October 2007. With these cornstarch production facilities, which are close to the Company’s existing glucose production plant and new glucose production complex, the Company is able to ensure the adequacy and quality of the cornstarch as the main component of pharmaceutical glucose and lower shipping costs to improve its profit margins.

After acquiring the rights to use 85,880 square meters of new land in Changle Economic and Technology Development Zone in April 2007, Shengtai Pharmaceutical set out to build a new glucose production complex with an expected production capacity of 120,000 tons per year. The new facility will be equipped with state-of-the-art machinery and technology, and the Company will apply international quality control standards over the production. The new construction commenced in early July 2007 and is expected to be complete in the first half of calendar year 2008.

Shengtai Pharmaceutical continued to strengthen its domestic sales network through the establishment of four representative offices in Chengdu, Guangzhou, Hangzhou and Nanchang. However, international sales may be impacted somewhat due to more strict government policies to discourage food and natural resources processing exports, and the appreciation of the Renminbi against the U.S. dollar.

“By identifying and pursuing innovative products and technology, we intend to improve our cost structure, increase our market share, command better profit margins and reduce our operating risks,” commented Mr. Zhang, the Company's Chief Financial Officer, “After we upgrade our existing facilities and complete the new glucose production complex in the first half of 2008, we will shift excess cornstarch to be utilized internally for pharmaceutical glucose production and other higher value-added products, which should further increase our profitability.”

“We project that for the fiscal year ending June 30, 2008 we will achieve an after-tax net income of at least $9,000,000 or fully diluted earnings per share of at least $0.43,” said Mr. Zhang.

Teleconference Information

A conference call will take place at 9:00 a.m. Eastern (U.S.) time on Friday, February 15, 2008. Anyone interested in participating should call 866-800-8648 if calling from within the United States, or 617-614-2702 if calling internationally; the passcode is 835 628 35.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Friday, February 15 at 11:00 a.m. Eastern Time. To listen to the playback, please call 888-286-8010 if calling within the United States, or 617-801-6888 if calling internationally. Please use passcode 497 603 34 for the replay.

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly-owned subsidiary Shengtai Holding, Inc. (SHI), a New Jersey corporation, and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a leading manufacturer and supplier of glucose products, which include pharmaceutical grade glucose used for medical purposes, and glucose and cornstarch products for the food and beverage industry and for industrial production in China. For more information about Shengtai Pharmaceutical, Inc. please visit http://www.shengtaipharmaceutical.com.

Forward looking Statements

Certain statements in this press release and oral statements made by the Company, constitute forward-looking statements. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned capacity expansion in 2008 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

--Financial Tables Follow--

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND JUNE 30, 2007

A S S E T S
	December 31,	June 30,
	2007	2007
	(Unaudited)
CURRENT ASSETS:
Cash	$1,046,004	$6,420,439
Restricted cash	1,885,500	5,628,500
Accounts receivable, net of allowance for doubtful accounts of $319,887
and $431,178 as of December 31, and June 30, 2007, respectively	6,345,988	5,779,967
Notes receivable	1,799,285	984,675
Other receivables	2,155,536	3,484,484
Other receivables - related parties	-	2,491,656
Other receivables - shareholder	-	1,229,625
Loan to related party	-	657,500
Inventories	4,474,855	4,449,267
Prepayments	631,130	140,376
Total current assets	18,338,298	31,266,489

PLANT AND EQUIPMENT, net	38,350,904	30,178,074

OTHER ASSETS:
Investment in Changle Shengshi Redian Co., Ltd.	3,188,822	2,675,678
Loan to related party - non-current	411,300	394,500
Prepayments - non-current	12,640,708	7,429,371
Intangible assets - land use right, net of accumulated amortization	2,193,801	1,816,021
Total other assets	18,434,631	12,315,570

Total assets	$75,123,833	$73,760,133

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$3,408,140	$3,807,997
Accounts payable - related party	935,077	949,992
Notes payable - banks	1,371,000	8,942,000
Short term loans	15,697,950	18,870,250
Accrued liabilities	164,386	229,643
Other payable	1,937,205	1,526,903
Employee loans	1,785,196	596,516
Employee loan - officer	36,963	-
Third party loan	2,160,193	318,274
Customer deposit	1,258,155	796,228
Long term loan - current maturity	397,590	381,350
Taxes payable	3,856,304	2,048,932
Total current liabilities	33,008,159	38,468,085

LONG TERM LIABILITIES
Other payable - noncurrent	3,183,858	3,661,472
Total long term liabilities	3,183,858	3,661,472

Total liabilities	36,192,017	42,129,557

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
19,069,805 and 18,875,000 shares issued and outstanding as of
December 31, and June 30, 2007, respectively	19,070	18,875
Paid-in capital	19,669,847	19,163,549
Statutory reserves	1,735,484	1,735,484
Retained earnings	15,267,766	9,885,670
Accumulated other comprehensive income	2,239,649	826,998
Total shareholders' equity	38,931,816	31,630,576

Total liabilities and shareholders' equity	$75,123,833	$73,760,133

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE SIX AND THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	Three months ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006
SALES REVENUE	$24,954,288	$12,310,489	$44,327,357	$22,909,810

COST OF SALES	19,086,274	9,237,442	33,865,306	17,397,319

GROSS PROFIT	5,868,014	3,073,047	10,462,051	5,512,491

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,814,376	958,077	3,510,931	1,929,945

INCOME FROM OPERATIONS	4,053,638	2,114,970	6,951,120	3,582,546

OTHER (EXPENSE) INCOME:
Earnings on equity investment	977	17,683	149,756	22,207
Non-operating income	69,962	38,369	109,709	97,163
Non-operating expense	(26,495)	(2,783)	(203,844)	(2,783)
Interest expense and other charges	(519,417)	(351,223)	(935,881)	(368,638)
Interest income	32,243	15,678	98,404	43,645
Other (expense), net	(442,730)	(282,276)	(781,856)	(208,406)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,610,908	1,832,694	6,169,264	3,374,140

PROVISION FOR INCOME TAXES	481,323	243,723	787,168	301,138

NET INCOME	3,129,585	1,588,971	5,382,096	3,073,002

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	140,556	246,971	1,412,651	246,971

COMPREHENSIVE INCOME	$3,270,141	$1,835,942	$6,794,747	$3,319,973

EARNINGS PER SHARE
Basic	$0.17	$0.16	$0.28	$0.30
Diluted	$0.15	$0.16	$0.27	$0.30

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	18,961,992	10,125,000	18,918,496	10,125,000
Diluted	20,296,006	10,125,000	20,000,956	10,125,000

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,382,096	$3,073,002
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	1,187,166	802,766
Amortization	23,820	21,159
Allowance for bad debts	(126,334)	718
Gain on equipment disposal	(90,098)	-
Loss on disposal of land use right	5,954	-
Earnings on equity investment	(149,757)	(22,207)
Change in operating assets and liabilities:
Accounts receivable	(185,355)	(1,042,970)
Notes receivable	(772,571)	(569,932)
Other receivables	1,186,223	(975)
Other receivables - related party	2,531,257	(502,261)
Other receivables - shareholder	1,254,248	-
Inventories	159,692	(393,469)
Prepayments	(472,365)	(139,392)
Prepayments - related party	-	(39,024)
Accounts payable	(1,668,080)	896,568
Accounts payable - related party	(293,176)	(412,070)
Accrued liabilities	(150,906)	43,689
Other payable	(313,162)	299,581
Customer deposit	417,062	398,934
Payable - officer	31,145
Taxes payable	1,671,334	33,746
Net cash provided by operating activities	9,628,193	2,447,863

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equity investment	-	(898,150)
Purchase plant and equipment	(28,455)	(415,524)
Proceeds from equipment disposal	34,733
Additions to construction in progress	(5,865,225)	(7,553,156)
Acquisition of land use right	(317,183)	(10,677)
Purchase of software program	(5,343)	-
Advances on plant and equipment purchase	(5,226,396)	-
Loan repayment from related party	667,950
Loan to related party - non-current	-	(723,205)
Net cash used in investing activities	(10,739,919)	(9,600,712)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash	3,842,060	28,071
Borrowings on notes payable - banks	1,335,900	7,055,930
Payments on notes payable - banks	(9,084,120)	(7,084,000)
Borrowings on short term loans	3,566,853	13,168,650
Payments on short term loans	(7,440,963)	(4,946,150)
Borrowings on employee loans	1,271,112	-
Payments on employee loans	(137,616)	-
Borrowings on third party loan	1,781,556	-
Payments on long term loans	-	(885,500)
Cash proceeds from issuance of common stock	506,493	-
Dividend paid to shareholders	-	(393,257)
Net cash (used in) provided by financing activities	(4,358,725)	6,943,744

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	96,016	9,228

DECREASE IN CASH	(5,374,435)	(199,877)

CASH, beginning of period	6,420,439	502,457

CASH, end of period	$1,046,004	$302,580

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